UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6,  2007

SECURE ALLIANCE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Wilcrest Drive, Suite 105, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2007 Secure Alliance Holdings Corporation (“Secure Alliance”) entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) by and among Sequoia Media Group, LC, a private Utah limited liability company (“Sequoia”), Secure Alliance and SMG Utah, LC, a Utah limited liability company and wholly owned subsidiary of Secure Alliance (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into Sequoia (the “Merger”), with Sequoia continuing as the surviving entity in the Merger and each issued and outstanding Sequoia equity interest will automatically be converted into the right to receive 0.5806419 shares of Secure Alliance common stock, calculated after a 1 for 3 reverse stock split of Secure Alliance common stock contemplated to be effected prior to the Merger.  Immediately following the Merger, the members of Sequoia, in aggregate, will own approximately 80% of the equity interests in Secure Alliance and the stockholders of Secure Alliance will own the remaining approximately 20% equity interests in the combined company.

In addition, pursuant to a Loan and Security Agreement (“Loan Agreement”) entered into between Secure Alliance and Sequoia on December 6, 2007, Secure Alliance has agreed to extend up to $2.5 million in secured financing to Sequoia.  Under the terms of the Loan Agreement, Sequoia has agreed to pay interest on the loan at a rate per annum equal to 10%.  Interest on the loan is payable on the scheduled maturity date, December 31, 2008.  In addition, if the loan obligations have not been paid in full on or prior to the scheduled maturity date, a monthly fee equal to 10% of the outstanding loan obligations is payable to Secure Alliance by Sequoia on the last day of each calendar month for which the loan obligations remain outstanding.

In addition, prior to the effectiveness of the Merger, Secure Alliance proposes to (i) form a wholly owned subsidiary, and (ii) contribute to such subsidiary approximately $2.2 million in cash, 2,022,000 shares of a publicly listed UK company, and amounts receivable under certain promissory notes not associated with the Sequoia transaction.  The common stock of such subsidiary will be distributed, to Secure Alliance stockholders as of a date prior to the Merger, at such time as the distribution can be effected in compliance with applicable law, whether pursuant to an effective registration statement or a valid exemption from registration.

The Board of Directors of Secure Alliance approved the Merger Agreement and the foregoing transactions at a special meeting on November 29, 2007.  The Merger is subject to stockholder approval and other customary conditions and is expected to be completed during the first quarter of 2008.

Sequoia is committed to revolutionizing the way life events and memories are shared and treasured through personal digital expressions.  Sequoia developed aVinci Experience products to simplify and automate the process of creating professional-quality multi-media productions using personal photos and videos.  The patented technology provides complete, refined products, including DVD’s, photo books and posters.  aVinci distributes products through leading retailers, photo websites and image service providers.

This summary of the Merger Agreement is qualified in its entirety by reference to the agreement filed as an exhibit hereto.

Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in the future to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, whether the transaction referenced herein will be consummated on the terms described herein, or at all.  Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Except as otherwise required by Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.            Exhibit

10.1          Agreement and Plan of Merger, dated as of December 6, 2007, by and among Sequoia Media Group, LC, Secure Alliance Holdings Corporation, and SMG Utah, LC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Alliance Holdings Corporation

Dated: December 6, 2007	By:	/s/ Stephen P. Griggs
Name: Stephen P. Griggs
Title: President